Exhibit 1


NEWS RELEASE
LACLEDE GAS
____________________________________________________________________________

FOR IMMEDIATE RELEASE:                       CONTACT: Richard N. Hargraves
August 16, 2001                                          (314) 342-0652


Missouri Public Service Commission approves Laclede Gas's request to form a holding company structure

     ST. LOUIS, MO., August 16, 2001 - The Missouri Public Service

Commission has approved a proposal by Laclede Gas Company (NYSE:LG) to reorganize its corporate structure to form a holding company known as The

Laclede Group, Inc.

     Laclede's shareholders overwhelmingly approved the formation of a holding company structure at the company's Annual Meeting last January.

Douglas H. Yaeger, Laclede's Chairman, President and Chief Executive

Officer, said The Laclede Group, Inc., should be operational by October 1,

2001.

     "Our goal is to better serve the needs of our customers and our shareholders," Yaeger said. "We plan to do this by continuing to improve the reliable natural gas service provided by our regulated core utility business while further developing our presence in unregulated arenas with which we are familiar and have some expertise. The holding company structure gives us the flexibility to grow our enterprise while maintaining our high level of safe and reliable service to our natural gas customers."

     Under the new holding company structure, Laclede Gas would become a wholly owned subsidiary of The Laclede Group, Inc., but would continue to operate as a regulated natural gas distribution utility. Existing corporate











                                                          720 Olive Street
                                                 St. Louis, Missouri 63101


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subsidiaries of Laclede Gas - Laclede Energy Resources, Inc., Laclede

Venture Corp., Laclede Development Company, Laclede Investment Corporation,

Laclede Gas Family Services, Inc., and Laclede Pipeline Company - would become subsidiaries of The Laclede Group, Inc., and would remain unregulated. New subsidiaries may be formed as The Laclede Group enters into new ventures.






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